UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

____________________________

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☐	Preliminary Proxy Statement.
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☐	Definitive Proxy Statement.
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☐	Soliciting Material Pursuant to §240.14a-12.

Metromile, Inc.
(Exact name of Registrant as Specified in its Charter) ____________________________

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Commencing on January 12, 2022, Metromile will be sending an email, in the form below, to its board members in connection with Metromile’s upcoming Special Meeting of Stockholders, which will be held virtually on February 1, 2022.

Subject: Vote for Metromile’s Acquisition by Lemonade

Dear [NAME],

In the coming days you should be receiving proxy materials (via email or regular mail) that will allow you to vote on the proposed acquisition of Metromile by Lemonade, Inc. at the Special Meeting of Stockholders that will be held virtually on February 1, 2022 at 9:00 a.m., Pacific Time. You can vote at any time between now and the Special Meeting.

As you know, Metromile’s Board of Directors unanimously approved the transaction with Lemonade and believes it is the best path forward to maximize value for Metromile stockholders. It provides superior opportunities for Metromile and all its stakeholders over the long term, as opposed to us remaining a standalone company.

Your vote is very important, and I respectfully ask that you support the transaction by voting for both the merger proposal and the adjournment proposal at the Special Meeting.

I would be happy to set up a call to discuss this further and answer any questions.

Thanks for your support,

Dan

If you have any questions about the Metromile Special Meeting, or need assistance voting your shares, please contact Metromile’s proxy solicitor at the following contact:

Paul Schulman, Managing Director

Morrow Sodali LLC

T +1 212 300 2473

M +1 203 856 6080

p.schulman@morrowsodali.com

Commencing on January 12, 2022, Metromile will be sending an email, in the form below, to certain of its significant stockholders in connection with Metromile’s upcoming Special Meeting of Stockholders, which will be held virtually on February 1, 2022.

Subject: Vote for Metromile’s Acquisition by Lemonade

Dear [NAME],

In the coming days you should be receiving proxy materials (via email or regular mail) that will allow you to vote on the proposed acquisition of Metromile by Lemonade, Inc. at the Special Meeting of Stockholders that will be held virtually on February 1, 2022 at 9:00 a.m., Pacific Time. You can vote at any time between now and the Special Meeting.

Metromile’s Board of Directors unanimously approved the transaction with Lemonade and believes it is the best path forward to maximize value for Metromile stockholders. It provides superior opportunities for Metromile and all its stakeholders over the long term, as opposed to us remaining a standalone company.

Your vote is very important, and I respectfully ask that you support the transaction by voting for both the merger proposal and the adjournment proposal at the Special Meeting.

I would be happy to set up a call to discuss this further and answer any questions.

Thanks for your support,

Dan

If you have any questions about the Metromile Special Meeting, or need assistance voting your shares, please contact Metromile’s proxy solicitor at the following contact:

Morrow Sodali LLC

Tel: Toll-Free (800) 622-5200 or (203) 658-9400

Email: MILE@investor.morrowsodali.com